Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Announces Pricing of $775 Million Senior Notes Due 2024

OAK BROOK, Ill., January 21, 2016 — TreeHouse Foods, Inc. (NYSE: THS) announced today the pricing of its private offering of $775 million in aggregate principal amount of senior notes due 2024 (the “Senior Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Senior Notes will pay interest at the rate of 6.0% per annum and mature on February 15, 2024. The sale of the Senior Notes is expected to close on January 29, 2016, subject to customary closing conditions. TreeHouse intends to use the net proceeds of the offering to fund, in part, the previously announced acquisition of the private brands business (“Private Brands Business”) of ConAgra Foods, Inc.

The Senior Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act, only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Senior Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Senior Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

ABOUT TREEHOUSE FOODS

TreeHouse is a manufacturer of packaged foods and beverages with 24 manufacturing facilities across the United States and Canada that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture a variety of shelf stable, refrigerated and fresh products, including pickles, soups, snacks, salad dressings, sauces, dry dinners, hot cereals, single serve hot beverages and beverage enhancers. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at the SEC website, www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of the words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on TreeHouse’s current expectations and beliefs concerning future developments and their potential effect on the company. These forward-looking statements and other information are based on the company’s beliefs as well as assumptions made by the company using information currently available. Such statements reflect TreeHouse’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, expected or intended. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. Such factors include, but are not limited to: future sales to customers; the outcome of litigation and regulatory proceedings to which we may be a party; the impact of product recalls; actions of competitors; changes and developments affecting the company’s industry; quarterly or cyclical variations in financial results; the ability to obtain suitable pricing for our products; development of new products and services; the level of indebtedness; the availability of financing on commercially reasonable terms; cost of borrowing; the ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; interest rates; raw material and commodity costs; changes in economic conditions; political conditions; reliance on third parties for manufacturing of products and provision of services; general U.S. and global economic conditions; the financial condition of the company’s customers and suppliers; consolidations in the retail grocery and foodservice industries; the ability to continue to make acquisitions in accordance with the company’s business strategy or effectively manage the growth from acquisitions; the ability to complete the other financing transactions necessary to consummate and fund the acquisition of the private brands business; failure to integrate and achieve expected benefits of the acquisition of the private brands business; incurrence of significant expenses to acquire and integrate the private brands business; decline in market price of the company’s common stock as a result of the acquisition of the private brands business; risks relating to the combined company’s substantial indebtedness following the completion of the acquisition of the private brands business; delay or failure in completing such acquisition; and other risks that are described. TreeHouse’s Form 10-K for the year ended December 31, 2014, and other filings with the SEC, discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.